UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2007

NETFONE, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-120895

(Commission File Number)

98-0438201

(IRS Employer Identification No.)

918-1030 West Georgia Street, Vancouver, BC V6E 2Y3

(Address of principal executive offices and Zip Code)

604-676-3410

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Our management has determined that we will become engaged in the business of providing facsimilie by e-mail and virtual calling card services. We intend, in the future, to cease our efforts to be a IP Voice Application Service Provider but we have not yet taken action in this regard. Management has based its decision based on the belief that the new direction for our business will be better for the company.

On January 4, 2007, we entered into two purchase orders: one with Asterisk IT Pty Ltd., an Australian company, for software and services that will enable us to offer facsimile by e-mail. The other with Arezqui Belaid, the developer of an Asterisk-based virtual calling card, for installation and support services.

The first purchase order is for Asterfax, a software application. Using this software application, users can send and receive faxes using a standard e-mail account without having to install any software on their computers. The software simply translates a normal e-mail message into a fax message for sending faxes and can also translate information back the other way when receiving faxes into an e-mail message.

The second purchase order is for the installation and support of a billing software for calling card and virtual calling card software. The software is known as Asterisk2Billing. We plan to use the software to offer our future customers virtual calling cards for both prepaid and post paid telephone calls. Through Asterisk2Billing, we also obtain user management services, web-based customer registration services and automatic PIN creation and authentication services. The system also includes a rating engine with self contained billing, reporting and statistics functions.

We have agreed to pay Asterisk $1,410 for the installation of the Asterfax software, the license of the software for one year and one year of e-mail support from Asterisk. Following the first year, we will be billed $260 per server per year for e-mail support. Telephone support, if we choose that option in future, will cost $1,200 per server per year.

We have agreed to pay Arezqui Belaid $450 for the installation of the Asterisk2billing software and 5 hours of technical support. We will be charged $50 per hour for additional hours of technical support, if we require them.

The total cost under these purchase orders, except for any additional e-mail or phone support we may request, is $1,860, of which we have already paid $930. We intend to pay the remainder upon completion of the installation of the relevant software onto our servers.

Our purchase orders with Asterisk IT and Arezqui Belaid, which form the basis of our contractual obligations to Asterisk IT and Arezqui Belaid, are attached as exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
10.1	Purchase Order to Asterisk IT Pty Ltd. dated January 4, 2007.
10.2	Purchase Order to Arezqui Belaid dated January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFONE, INC.

/s/ Rafeh Hulays

Rafeh Hulays

President and Chief Executive Officer

Date: January 9, 2007